Exhibit 4.2

                                                                       Standard
                                                                       Chartered
Date:    14th October 2008
Our ref: OCC/LC/TEAM4/BKA

CONFIDENTIAL
------------

Bonso Electronics Limited
Unit 1915-1916,
19/F, Delta House,
3 On Yiu Street,
Shek Mun, Shatin,
New Territories.

Attn: Mr. Anthony So / Mr. Albert So
------------------------------------

Dear Sirs,

                               BANKING FACILITIES

We, Standard Chartered Bank (Hong Kong) Limited, refer to our letter dated 6th June 2007 setting out the facilities made available to the Customer(s) below, as varied by our letter dated 4th June 2008.

CUSTOMER(S):

Bonso Electronics Limited

Following our recent discussions, we are pleased to confirm that the terms of the facilities will be further varied as follows:

C. PRICING AND CONDITIONS:

The following terms will be revised as follows:

2. Trade Finance    Interest:
                    ---------
                    HKD import/export facilities: 1.8% per annum over HIBOR.

                    Foreign currency import/export facilities: 1.8% per annum over LIBOR.

This letter will amend the terms of the existing facility letter which the Bank has issued to the Customer as previously varied, as set out above. In all other respects, the terms of the existing facility letter as previously varied will remain in full force and effect. This letter will be governed by the laws of Hong Kong SAR.

If you have any queries, please contact our Relationship Manager, Ms. Sandra Mak, whole telephone number is 2821-1876.

We are pleased to be of service to you and take this opportunity to thank you again for your custom.

Yours faithfully,
For and on behalf of
STANDARD CHARTERED BANK (HONG KONG) LIMITED

/s/ Katy Kam
------------
Katy Kam
Senior Credit Documentation Manager

KK/DS



For and on behalf of
BONSO ELECTRONICS LIMITED


/s/ Anthony So
--------------
Authorized Signature(s)

                                                                       Standard
                                                                       Chartered
Date:    14th October 2008
Our ref: OCC/LC/TEAM4/BKA

CONFIDENTIAL
------------

Bonso Electronics Limited
Unit 1915-1916,
19/F, Delta House,
3 On Yiu Street,
Shek Mun, Shatin,
New Territories.

Attn: Mr. Anthony So / Mr. Albert So
------------------------------------

Dear Sirs,

            RECEIVABLES PURCHASE AGREEMENT: BONSO ELECTRONICS LIMITED

We, Standard Chartered Bank (Hong Kong) Limited, refer to the Receivables Purchase Agreement dated 21st November 2006 setting out the terms and conditions of the Factoring Facility made available to your company/firm (the "Seller") as varied by the letter dated 16th May 2008 (the "Agreement").

Following our recent discussions, we are pleased to confirm that the Agreement will be further varied as follows:

AGREEMENT

C.   PARTICULARS

Item 3 will be revised as follows:

3. Discounting Charge: At 1.5% per annum above HIBOR/LIBOR, subject to fluctuation at the Bank's discretion.

Please return to us:
     the enclosed copy of this letter signed by a director on behalf of the Seller.

This letter is governed by the laws of Hong Kong SAR and is supplemental to and varies the Agreement. Except for the above variations, all the terms of the Agreement will remain in full force and effect.

Expressions used in this letter have the same meanings as defined in the Agreement unless otherwise defined or the context otherwise requires.

Please sign the enclosed copy of this letter and return it to the Bank's Credit Risk Control at 11th Floor, Standard Chartered Tower, 388 Kwun Tong Road, Kwun Tong, Kowloon, for the attention of Ms. Judy Kan within one month after the date of this letter.

If you have any queries, please contact our Relationship Manager, Ms. Sandra Mak, whole telephone number is 2821-1876.

We are pleased to be of service to you and take this opportunity to thank you again for your continued business.

Yours faithfully,
For and on behalf of
STANDARD CHARTERED BANK (HONG KONG) LIMITED

/s/ Katy Kam
------------
Katy Kam
Senior Credit Documentation Manager

KK/DS
Encl.


Agreed. For and on behalf of BONSO ELECTRONICS LIMITED


/s/ Anthony So
--------------
Director